[ATTACHMENT TO SCHEDULE 13G FOR 2002 REMAINDER TRUST, SHELDON G. ADELSON 2005 FAMILY TRUST U/D/T DATED APRIL 25, 2005, SHELDON G. ADELSON, MIRIAM ADELSON AND
                              CHARLES D. FORMAN]

                                                                      EXHIBIT 1
                                                                      ---------


                           JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Las Vegas Sands Corp. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

         The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on February 14, 2007.


2002 REMAINDER TRUST


By: /s/ Dr. Miriam Adelson
    -------------------------------
    Dr. Miriam Adelson, Trustee


By: /s/ Charles D. Forman
    -------------------------------
    Charles D. Forman, Trustee


SHELDON G. ADELSON 2005 FAMLY
TRUST U/D/T DATED APRIL 25, 2005


By: /s/ Sheldon G. Adelson
    -------------------------------
    Sheldon G. Adelson, Trustee


/s/ Dr. Miriam Adelson                         /s/ Charles D. Forman
-------------------------------                -------------------------------
Dr. Miriam Adelson                             Charles D. Forman


/s/ Sheldon G. Adelson
-------------------------------
Sheldon G. Adelson